UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2021 (March 11, 2021)

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 11, 2021, CytoDyn Inc. (the “Company”) appointed Dr. Christopher P. Recknor, M.D. as Chief Operating Officer.

Dr. Recknor, 56, joined the Company in August 2020 as Vice President, Clinical Development. Prior to joining the Company, Dr. Recknor served as a principal investigator in over 100 clinical trials for numerous global pharmaceutical companies. He is also the founder of IONmed Systems, a software technology company formed in 2006 with a focus on clinical trial recruitment and management, and owner of the Center for Advanced Research & Education (CARE), a private research facility formed in 2002. Dr. Recknor was an Adjunct Assistant Professor at Clemson University from 2002 to 2004, a medical director at United Osteoporosis Centers from 1998 to 2013 and was in private practice from 1998 to 2015. Dr. Recknor has a deep background in clinical research, with over 40 published research studies and co-authored several research abstracts. Dr. Recknor holds a B.A. from Furman University and received his M.D. from Medical University of South Carolina. He is a former Diplomate of the American Board of Internal Medicine and is a Certified Clinical Densitometrist.

The Company has entered into an employment agreement with Dr. Recknor under which he will be employed by us at an at-will basis, and which contains the following terms regarding his compensation: Dr. Recknor will receive an annual base salary of $400,000. He is eligible to participate in our short- and long-term incentive plans in which other executive officers may participate, with a short term target annual bonus equal to 50% of his base salary, and other customary benefits for which he is qualified as an executive officer of the Company and which will be described in his employment agreement. Dr. Recknor is also entitled to severance in the event his employment is terminated by the Company without cause, equal to 12 months of his base salary (or a prorated amount if his employment is terminated prior to the one year anniversary), or, in the event the Company experiences a change of control during his employment, and there is a termination of his employment without cause during the 12 months following the change of control, Dr. Recknor will receive severance equal to 18 months of his base salary in effect in the year in which his termination occurs, plus the Company will accelerate the vesting on any equity grant previously made to him under the Company’s Amended and Restated 2012 Stock Incentive Plan.

The foregoing description of Dr. Recknor’s Employment Agreement is not complete and will be qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s next Form 10-Q.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Dr. Recknor and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There are no arrangements or understandings between Dr. Recknor and any other persons pursuant to which he was selected as an officer. Dr. Recknor has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than as described below.

The Center for Advanced Research & Education, LLC (“CARE”), owned by Dr. Recknor’s spouse, Julie Recknor, Ph.D., is one of several clinical locations for the Company’s ongoing NASH and COVID-19 long-hauler clinical trials, and was a clinical location for the Company’s completed Phase 2b/3 mild-to-moderate and severe-to-critical COVID-19 clinical trials. Dr. Julie Recknor serves as the Site Director of CARE and manages its day-to-day operations. The Company entered into a Clinical Trial Agreement (“CTA”) with CARE for each of these clinical trials. Each CTA was negotiated in the ordinary course of business by Amarex, the Company’s Clinical Research Organization, prior to Dr. Chris Recknor’s appointment as COO, and the operational and financial terms of the CTA with CARE are comparable to the terms available to unrelated clinical locations. Dr. Recknor was not involved in the Company’s decision to choose CARE as a clinical location for its ongoing trials, and he is not involved in patient recruitment at the CARE site. During the fiscal year ended May 31, 2020, the Company made no payments to CARE as it had not yet received any services under the one CTA in effect prior to this time. The Company expects to make payments to CARE during the fiscal year ending May 31, 2021 and thereafter of approximately $2.5 million, which is based upon the total number of patients that enrolled in the Company’s previously completed trials and the number of patients that may enroll in the Company’s current clinical trials. On November 17, 2020, the Company and Dr. Chris Recknor entered into a subscription agreement pursuant to which Dr. Chris Recknor purchased approximately 0.67 million shares of Company common stock for a purchase price of $1.0 million.

Item 7.01.	Regulation FD Disclosure.

On March 16, 2021, the Company issued a press release relating to the announcement described above, a copy of which is furnished as Exhibit 99.1 to this report.

Forward-Looking Statements

This current report on Form 8-K contains certain forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The Company’s forward-looking statements are not guarantees of performance, and actual results could vary materially from those contained in or expressed by such statements due to risks and uncertainties affecting the Company, many of which are beyond the Company’s control. The Company urges investors to consider specifically the various risk factors identified in its most recent Form 10-K, and any risk factors or cautionary statements included in any subsequent Form 10-Q or Form 8-K, filed with the Securities and Exchange Commission. Except as required by law, the Company does not undertake any responsibility to update any forward-looking statements to take into account events or circumstances that occur after the date of this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 16, 2021

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Dated: March 16, 2021	By:	/s/ Michael D. Mulholland
Michael D. Mulholland
Chief Financial Officer